Exhibit 10.3

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

#7 AMENDMENT TO THE SERVICES AGREEMENT BETWEEN BOTTOMLINE TECHNOLOGIES, INC. AND BANK OF AMERICA, N.A.

Supplier Name:	Bottomline Technologies (de), Inc.	Agreement Number:	CW136262
Supplier Address:	325 Corporate Drive Portsmouth, NH 03801 United States	Addendum Number:	CW327190
Supplier Telephone:	1-603-436-0700	Addendum Effective Date:	October 25, 2011

This Amendment, made and entered into this 25th day of October, 2011 by and between BOTTOMLINE TECHNOLOGIES, INC. (hereinafter referred to as “Tech”) and BANK OF AMERICA, N.A. (hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, Tech, as a subcontractor of the Bank, currently provides PayMode Processing Services to Bank Customers pursuant to the Services Agreement (CW 136262) (the “Agreement”);

WHEREAS, the Agreement required Bottomline to deliver [**] (i.e., [**] and [**] prior to September 14, 2011 pursuant to specifications to be provided by Bank.

WHEREAS, Bank has focused efforts on an alternative [**] solution that does not require PayMode or the involvement of Bottomline, thereby precluding Bottomline from developing the [**] functionality for the Bank.

NOW, THEREFORE, in consideration of the foregoing, the Agreement is hereby amended as follows:

A.	Amendments

1.	Under Section 2.3(a)2 of the Agreement, each Party’s rights and obligations related to [**] are hereby released.

2.	The first sentence of Section 2.6 is deleted. The word “Additionally,” at the beginning of the second sentence of Section 2.6 is deleted.

3.	The Parties acknowledge that the [**] functions remain eligible for inclusion as a Product Roadmap item, against which AEV dollars can be allocated. If these functions are developed in the future in whole or in part, they shall be considered [**] Enhancements. If Tech develops this functionality independently or in partnership with another entity, Tech agrees that Bank, at its option, will have the right to access this functionality for use with Bank’s customers.

B.	Inconsistencies: In the event of any inconsistencies in the terms of the Services Agreement and this Amendment, the terms of this Amendment shall control with respect to the provisions set out herein.

C.	All Other Provisions: Except as to the terms amended by this Amendment, all other terms and conditions of the Services Agreement are declared by the parties to be in full force and effect, and except as otherwise provided in this Amendment, all defined terms used in this Amendment shall have the meanings set forth for such terms in the Services Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives this 25th day of October 2011.

Bank
Bank of America, N.A.

/s/ Dani Folsom	10/25/11
Signature	Date

Dani Folsom
(Printed Name)

VP, Sourcing Manager
(Title)

Tech
Bottomline Technologies (de), Inc.

/s/ Eric Morgan	10/25/11
Signature	Date

Eric Morgan
(Printed Name)

VP, Global Controller
(Title)